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                                                                   Exhibit 10.17
                       AMENDED AND RESTATED CROSS LICENSE
                                      AND
                         SOFTWARE MAINTENANCE AGREEMENT

     THIS AMENDED AND RESTATED CROSS LICENSE AND SOFTWARE MAINTENANCE AGREEMENT (this "Agreement") is made and entered into as of the January 8, 2001, by and between IDX SYSTEMS CORPORATION, a Vermont corporation, with offices at 1400 Shelburne Road, South Burlington, Vermont 05403 ("IDX"), and CHANNELHEALTH, INCORPORATED, a Delaware corporation, with offices at 25 Green Mountain Drive, South Burlington, Vermont 05403 ("ChannelHealth").

                                   Background

     IDX and ChannelHealth entered into that certain Cross License and Software Maintenance Agreement dated January 1, 2000.

     ChannelHealth is in the business of, among other things, developing and marketing products and services known as the "Physician Channel" to automate the delivery of office-based clinical care, the "Patient Channel" to automate communication between physicians and their patients, and the "eCommerce Channel" to automate aspects of claims and payments for healthcare.

     IDX is interested in retaining the eCommerce Channel business and certain components of the Patient Channel business and in divesting the Physician Channel business. Allscripts Healthcare Solutions, Inc., a Delaware corporation ("Allscripts"), is interested in acquiring the Physician Channel business of ChannelHealth.

     As of July 13, 2000, (i) IDX and ChannelHealth entered into an Asset Purchase Agreement whereby, on the date hereof, IDX shall acquire the assets and assume the liabilities associated with the eCommerce Channel business and certain components of the Patient Channel business and (ii) IDX and Allscripts entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby ChannelHealth, on the date hereof, will become a subsidiary of Allscripts, and concurrently herewith, IDX and Allscripts have entered into a Strategic Alliance Agreement whereby they shall cooperatively develop and market integrated office practice management and clinical management systems.

     IDX and ChannelHealth desire to restate and supersede the Cross License and Software Maintenance Agreement, dated as of January 1, 2000, entered into by and between IDX and ChannelHealth (the "License Agreement"), to reflect (i) the conveyance by ChannelHealth of the eCommerce Channel business and certain components of the Patient Channel, and (ii) the conveyance of certain intellectual properties related to the Physician Channel by IDX to ChannelHealth.
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     IN CONSIDERATION of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   SCOPE AND EFFECT


     From and after the Effective Time, each party shall be relieved from all obligations to perform the License Agreement that shall have arisen from and after the Effective Time, but this Agreement shall not relieve any party to the License Agreement from any obligation that shall have arisen prior to the Effective Time. Except for any such obligations, this Agreement shall supersede the License Agreement.

2.   DEFINITIONS

     The capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to them on Schedule 1 attached hereto.


3.   IDX LICENSE GRANTS AND CONVEYANCE OF INTELLECTUAL PROPERTY

     As of the Effective Time, IDX grants licenses to ChannelHealth and makes conveyances of intellectual property to ChannelHealth as set forth in this
Section 3, all of which shall for the purposes of this Agreement be deemed effective as of the Closing Date.

3.1 In General. IDX hereby grants to ChannelHealth a perpetual (except as set forth in Section 3.2), non-exclusive, non-cancellable and non-teminable, fully paid-up license (i) to copy, use, display, perform, adapt, modify, create derivative works of, and maintain the IDX Software, in whole or in part, solely for the purpose of Merging the IDX Software into Allscripts Products, (ii) to market and sublicense (including through one or more Distribution Partners), and in connection therewith to copy, use, distribute, perform, and display the IDX Software, in whole or in part, only as the IDX Software may be Merged into Allscripts Products, and (iii) to use and practice the IDX Licensed Technology to accomplish the purposes set forth in clauses (i) and (ii) of this Section 3.1.

3.2 Subject to Section 3.4.3, IDX shall make no claim to any derivative works developed by or on behalf of ChannelHealth pursuant to Section 3.1.

3.3 New Enabling Technologies. Upon the Termination and/or nonrenewal of the Strategic Alliance Agreement, the licenses granted to ChannelHealth shall terminate with respect to all New Enabling Technologies, except for New Enabling Technologies embodied in the Web FrameWork and ConnectR. From and after such termination, ChannelHealth shall not use any New Enabling Technologies for any purpose other than to create or maintain compatibility or connectivity between Allscripts Products and IDX Products.

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3.4  Ownership, Patent Prosecution and Enforcement.

     3.4.1 IDX hereby transfers and assigns to ChannelHealth all of its copyrights in and to the products known as CMS and the Physician Channel. IDX shall execute an assignment in the form attached hereto as Exhibit 3.4.1 to effectuate and confirm such assignment.

     3.4.2 Except for the rights expressly granted herein to ChannelHealth, IDX reserves and retains all right, title and interest (including without limitation patents and copyrights) in, the IDX Licensed Technology, the Virtual Office, Health Resources, the eCommerce Channel, DietSite, and all customizations, additions, modifications, changes, enhancements, improvements, and derivative works thereof made by IDX or on behalf of IDX, and all rights therein and copies thereof.

     3.4.3 IDX reserves and retains all right, title and interest to any and all patentable inventions made, conceived, or reduced to practice by IDX, including without limitation by IDX personnel, employees or contractors, whether in whole or in part, both before and after the Reference Date. ChannelHealth agrees to cooperate in every reasonable way with IDX, at IDX's cost, to prosecute patent applications for such inventions and to perfect IDX's right, title and interest in and to such inventions and patent applications. The parties agree and acknowledge that certain ChannelHealth personnel were IDX employees, or were otherwise associated with IDX, before the Reference Date, and ChannelHealth agrees to cooperate in every reasonable way with IDX to prosecute patent applications for such inventions and to perfect IDX's right, title and interest in and to such inventions and patent applications.

     3.4.4 ChannelHealth reserves and retains all right, title and interest to any and all patentable inventions with claims in part or wholly directed to inventions embodied in, or necessary to implement and practice the Physician Channel alone, or in combination with any other product or service made, conceived, or reduced to practice by ChannelHealth, including without limitation by ChannelHealth personnel, employees or contractors.

     3.4.5 In the event IDX does not wish to prosecute a patent application for an invention owned by IDX, and directed to, embodied in, or necessary to implement and practice the Physician Channel, ChannelHealth may elect to prosecute that application at its expense.

     3.4.6 If IDX decides not to enforce any issued patent with claims in part or wholly directed to inventions embodied in, or necessary to implement and practice the Physician Channel alone, or in combination with any other product or service, ChannelHealth may at its sole expense request that either IDX, at its sole discretion, either bring an action for infringement against the alleged infringing party or parties, or assign sufficient rights in the patent to ChannelHealth to enable ChannelHealth to have standing to enforce the patent on its own.

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3.5  Limitations, Restrictions, and Conditions.  The licenses granted to
     ChannelHealth hereunder are subject to the following limitations, restrictions, and conditions:

     3.5.1 Distribution Pursuant to Strategic Alliance Agreement. During the Initial Term of the Strategic Alliance Agreement, ChannelHealth's use of the IDX Licensed Technology or any part thereof, including as Merged into Allscripts Products, is governed by the Strategic Alliance Agreement. This restriction shall not apply following the Initial Term or the termination of the Strategic Alliance Agreement.

     3.5.2 ChannelHealth shall have the right to use internally IDX Database Information only in connection with the Integration Methods, so long as such use does not induce disclosure of IDX Database Information to any Person not a party to this Agreement. At no time shall ChannelHealth license or authorize any Person to use any Integration Method or to use any IDX Database Information to exchange data between any IDX products and any products of any Person not a party to this Agreement. The foregoing shall not prohibit or restrict ChannelHealth from (i) providing any Allscripts Products to any ChannelHealth Customer using any Integration Method to provide installation services with respect to such ChannelHealth Customer or using IDX Database Information, in each case solely for the benefit of such Customer in using Allscripts Products, or (ii) using contractors as set forth in Section 3.5.4.

     3.5.3 ChannelHealth may permit third parties to provide to ChannelHealth or ChannelHealth Customers maintenance, disaster recovery, facilities management, outsourcing or other services involving access to the IDX Licensed Technology only if such third parties in each instance shall execute written nondisclosure and non-use agreements with ChannelHealth, in form and substance reasonably satisfactory to IDX and ChannelHealth, prior to using or gaining access to the IDX Licensed Technology.

     3.5.4. ChannelHealth may adapt, modify, merge, and maintain the IDX Licensed Technology as permitted under this Agreement through its own employees or through independent contractors, provided each such independent contractor shall in each instance execute a written nondisclosure and non-use agreement with ChannelHealth, in form and substance reasonably satisfactory to IDX and ChannelHealth, prior to gaining access to the Source Code.

     3.5.5 ChannelHealth may not indicate that any portion of the IDX Licensed Technology originated from IDX, except with IDX's prior written consent and except as may be otherwise expressly set forth in the Strategic Alliance Agreement.

3.6 Certain Terms of Third Party Agreements for IDX Licensed Technology. ChannelHealth shall not allow the use of or access to the IDX Licensed Technology by any third party (including a Distribution Partner) unless such party has signed and delivered to ChannelHealth an agreement restricting use of such

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     IDX Licensed Technology in a manner consistent with this Agreement, and
     ChannelHealth shall use reasonable efforts to include language substantially similar to the following in any such third party agreements:



       IN NO EVENT SHALL CHANNELHEALTH'S SUPPLIERS AND LICENSORS BE LIABLE FOR ANY DAMAGES OF ANY KIND OR NATURE, INCLUDING DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL, ARISING OUT OF THE USE OF ANY SOFTWARE SUPPLIED BY CHANNELHEALTH, ITS SUPPLIERS OR LICENSORS. THE LICENSEE UNDERSTANDS AND AGREES THAT THE SOFTWARE PROVIDED BY CHANNELHEALTH TO LICENSEE CONTAINS SOFTWARE THAT IS THE COPYRIGHTED PRODUCT AND A TRADE SECRET OF CHANNELHEALTH OR ITS SUPPLIERS AND LICENSORS, AND THAT LICENSEE WILL NOT USE ANY SUCH SOFTWARE IN VIOLATION OF THE RESTRICTIONS CONTAINED IN THIS AGREEMENT AND WILL NOT DISCLOSE THE SOFTWARE TO ANYONE OTHER THAN ITS EMPLOYEES OR AGENTS AS REASONABLY NECESSARY FOR THE PURPOSE OF THIS AGREEMENT AND ON THE CONDITION THAT IT ACCEPTS FULL RESPONSIBILITY FOR ANY BREACH HEREOF BY ANY SUCH INDIVIDUAL. THE FOREGOING AGREEMENTS ARE FOR THE EXPRESS BENEFIT OF CHANNELHEALTH, ITS SUPPLIERS AND LICENSORS, AND MAY BE ENFORCED BY CHANNELHEALTH AND ITS SUPPLIERS AND LICENSORS.

3.7 Delivery. As of the Reference Date, IDX has delivered one copy (in both object code and Source Code forms) of each component of the IDX Licensed Technology.

3.8 IDX Names and Marks. ChannelHealth may not use any IDX Names or Marks in connection with ChannelHealth's business or otherwise, except as may be expressly set forth in the Strategic Alliance Agreement.

3.9 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by IDX to ChannelHealth are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Code"), licenses to rights to "intellectual property" as defined in the Code. The parties agree that ChannelHealth, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceeding by or against IDX under the Code, ChannelHealth shall be entitled to retain all of its rights under this Agreement.

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

4.   LIMITED WARRANTIES OF IDX

     Except for the warranties made in the Merger Agreement, there are NO WARRANTIES made by IDX in connection with the subject matter of this Agreement. The warranties of IDX set forth below are made only to ChannelHealth and shall be true as of the Reference Date. ChannelHealth acknowledges that, except for the express warranties set forth in this Section 4, it has accepted the license and delivery of the IDX Licensed Technology "AS IS" and "WITH ALL FAULTS." With respect to Software Updates and Support Services the warranties are as follows:

4.1 Encumbrances. The IDX Software Updates shall be free and clear of all liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever which might affect or adversely impact on ChannelHealth's use of the IDX Software Updates as permitted under this Agreement.

4.2 Ownership; Right to License. IDX owns or otherwise has adequate rights to make the grants of the licenses to the IDX Software Updates to ChannelHealth hereunder and possesses all rights and interests in the IDX Software Updates necessary to enter into this Agreement.

4.3 No Infringement. IDX Software Updates and all components thereof do not infringe upon the intellectual property rights, including without limitation the patent, copyright, trademark or trade secret rights, of any third parties. The sole and exclusive remedy for breach of this warranty shall be as set forth in Section 8.1.

5.   CHANNELHEALTH LICENSE GRANTS AND CONVEYANCE OF INTELLECTUAL PROPERTY

     ChannelHealth grants licenses to IDX as set forth in this Section 5.

5.1 License to ChannelHealth Licensed Technology. ChannelHealth hereby grants to IDX a perpetual, non-exclusive, non-cancellable and non-terminable, fully paid-up license to copy, use, display, perform, market, sublicense, transmit, create and own derivative works, and distribute (including through one or more Distribution Partners) all or any portion of the ChannelHealth Licensed Technology the use of which is limited to use with the Patient Channel.

5.2 Delivery. ChannelHealth shall deliver one copy (in both object code and Source Code forms) of each component of the ChannelHealth Licensed Technology.

5.3 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by ChannelHealth to IDX are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Code"), licenses to rights to "intellectual property" as defined in the Code. The parties agree that IDX, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceeding by or against

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     ChannelHealth under the Code, IDX shall be entitled to retain all of its rights under this Agreement.

6.   LIMITED WARRANTIES OF CHANNELHEALTH

     Except for the warranties made in the Merger Agreement, there are NO WARRANTIES made by ChannelHealth in connection with the subject matter of this Agreement. The warranties of ChannelHealth set forth below are made only to IDX and shall be true as of the Reference Date. IDX acknowledges that, except for the express warranties set forth in this Section 6, it has accepted the license and delivery of the ChannelHealth Licensed Technology "AS IS" and "WITH ALL FAULTS." With respect to Software Updates and Support Services the warranties are as follows:

6.1 Encumbrances. The ChannelHealth Software Updates shall be free and clear of all liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever which might affect or adversely impact IDX's use of the ChannelHealth Software Updates as permitted under this Agreement.

6.2 Ownership; Right to License. ChannelHealth owns or otherwise has adequate rights to make the grants of the licenses to the ChannelHealth Software Updates to IDX hereunder and possesses all rights and interests in the ChannelHealth Software Updates necessary to enter into this Agreement.

6.3 No Infringement. ChannelHealth Software Updates and all components thereof do not infringe upon the intellectual property rights, including without limitation the patent, copyright, trademark or trade secret rights, of any third parties. The sole and exclusive remedy for breach of this warranty shall be as set forth in Section 8.1.


7.   SUPPORT AND SERVICES

7.1 IDX Support. During the IDX Support Term, IDX shall provide to ChannelHealth IDX Software Maintenance and IDX Software Updates on a timely basis. IDX shall have no obligation to provide any services to support, maintain or update CMS.

7.2 ChannelHealth Support. During the ChannelHealth Support Term, ChannelHealth shall provide ChannelHealth Maintenance and ChannelHealth Updates on a timely basis.

7.3 Implementation and Consulting. Each party will provide services for customer specific implementation work and consulting services to the other party at the then current consulting rate for the party.

7.4 Level of Support. Each party will further provide the other with the same level of support that is offered to its customers for the specific product for which support is requested.

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8.   INDEMNIFICATION

8.1  IDX Indemnity.

     8.1.1 Indemnification Obligations. IDX, at its own expense, shall defend, hold harmless and indemnify ChannelHealth, its officers, directors, employees, agents, successors, affiliates, and assigns, from and against any and all loss, damages, expenses (including attorneys' fees) arising from claims of third parties that the IDX Software Updates, or any component thereof, whether used alone or in combination with any other item as intended, designed, suggested or induced by IDX or its agents, infringes or violates any patents, copyrights, trademarks, trade secrets, licenses, or other proprietary rights of any third party. ChannelHealth may, at its own expense, assist in such defense if it so chooses, provided that IDX shall control such defense and all negotiations relative to the settlement of any such claim. IDX shall not settle any claim that adversely affects any rights of ChannelHealth without ChannelHealth's prior written consent. ChannelHealth shall promptly provide IDX with written notice of any claim that ChannelHealth believes falls within the scope of this Section 8.1.1. At any time after IDX becomes aware of any such claim under this Section 8.1.1, or in the event that the IDX Licensed Technology, the IDX Software, or any portion thereof, is held to constitute an infringement or its use is enjoined, IDX shall have the option at its own expense to (i) modify the infringing item without impairing in any material respect the functionality or performance, so that it is non-infringing, (ii) procure for ChannelHealth the right to continue to use the infringing item or (iii) replace the infringing item with an equally suitable, non-infringing item.

     8.1.2  Exceptions. IDX's obligations to indemnify as set forth in this
            Section 8 shall not apply to any claim to the extent that it arises from (i) any modifications, changes, additions, or enhancements to the IDX Software Updates that have not been made directly by IDX or have not been made at its express direction or under its direct oversight, control or supervision or (ii) any such modifications made by IDX at the request or to the specification of ChannelHealth, ChannelHealth's Customers, or any of their agents.

8.2  ChannelHealth Indemnity.

     8.2.1 Indemnification Obligations. ChannelHealth, at its own expense, shall defend, hold harmless and indemnify IDX, its officers, directors, employees, agents, successors, affiliates, and assigns, from and against any and all loss, damages, expenses (including attorneys' fees) arising from claims of third parties that the ChannelHealth Updates, or any component thereof, whether used alone or in combination with any other item as intended, designed, suggested or induced by ChannelHealth or its

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            agents, infringes or violates any patents, copyrights, trademarks, trade secrets, licenses, or other proprietary rights of any third party.

     8.2.2 Exceptions. ChannelHealth's obligations to indemnify as set forth in this Section shall not apply to any claim to the extent that it arises from (i) any modifications, changes, additions, or enhancements to the ChannelHealth Updates that have not been made directly by ChannelHealth or have not been made at its express direction or under its direct oversight, control or supervision,
            (ii) any such modifications made by ChannelHealth at the request or to the specification of IDX or any of its agents, or (iii) the use of the ChannelHealth Updates in combination with any other item, or in any system or method adopted, permitted, induced, contributed to, or otherwise used by IDX or IDX Customers that is not marketed, recommended, enabled, contributed to, or otherwise directly or indirectly suggested by ChannelHealth.

9.   LIMITATION OF LIABILITY.

     NEITHER PARTY SHALL BE LIABLE TO THE OTHER EXCEPT FOR (i) INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 8 OF THIS AGREEMENT, (ii) THIRD-PARTY CLAIMS FOR PROPERTY DAMAGE, PERSONAL INJURY OR DEATH, AND OTHER CLAIMS FOR WHICH EITHER PARTY MAY BE ENTITLED TO INDEMNIFICATION OR CONTRIBUTION FROM THE OTHER PURSUANT TO THIS AGREEMENT OR AS A MATTER OF LAW, AND (iii) ANY MATERIAL BREACH BY EITHER PARTY OF ANY WARRANTY SET FORTH IN SECTIONS 4 AND 6 OF THIS AGREEMENT.

10.  CONFIDENTIALITY.

10.1 Confidentiality. IDX will receive or learn from ChannelHealth, and ChannelHealth's parents, subsidiaries and affiliates, and ChannelHealth will learn from IDX, and IDX's parents, subsidiaries and affiliates, information, both orally and in writing, concerning the business of ChannelHealth or IDX, respectively, including, without limitation, financial, technical and marketing information, data, and information related to the development of technology and services relating to ChannelHealth's and IDX's business, as the case may be, and the IDX Licensed Technology and Allscripts Products, which information is, in the case of ChannelHealth, proprietary to ChannelHealth and, in the case of IDX, proprietary to IDX. Both parties hereby agree, as set forth below, to protect such information, whether furnished before, on or after the date of this Agreement, as it protects its own similar confidential information, but never less than commercially reasonable efforts, and not to disclose such information to anyone except as otherwise provided for in this Agreement. Such information, in whole or in part, together with analyses, compilations, programs, reports, proposals, studies or any other documentation prepared by the parties, as the case may be, which contain or

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

     otherwise reflect or make reference to such information, is hereinafter referred to as "Confidential Information." Both parties hereby agree that the Confidential Information will be used solely for the purpose of this Agreement and not for any other purpose. Both parties further agree that any Confidential Information pertaining to the other party is the sole and exclusive property of such other party, and that the receiving party shall not have any right, title, or interest in or to such Confidential Information except as expressly provided in this Agreement. Both parties further agree to protect and not to disclose to anyone (except as provided in this Agreement) for any reason Confidential Information pertaining to the other party; provided, however, that: (a) such Confidential Information may be disclosed to the receiving party's respective officers, directors, employees, agents, or representatives (collectively, our "Representatives") on a "need to know" basis for the purpose of this Agreement on the condition that (i) each such Representative will be informed by the receiving party of the confidential nature of such Confidential Information and will agree to be bound by the terms of this Agreement and not to disclose the Confidential Information to any other person and (ii) both parties agree to accept full responsibility for any breach of this Section 10 by its respective Representatives; and (b) Confidential Information pertaining to the other party may be disclosed upon the prior written consent of the other party. Both parties hereby agree, upon the request of the other party, to promptly deliver to the other party at its cost the Confidential Information pertaining to such other party, without retaining any copies thereof. Specifically and without limitation, ChannelHealth agrees to (i) reproduce (and refrain from removing or destroying) copyright and proprietary rights notices which are placed on the IDX Licensed Technology or the Allscripts Products, (ii) erase or otherwise destroy, prior to disposing of media, all portions of IDX Licensed Technology or the Allscripts Products contained on such media, (iii) notify the other party promptly in writing upon any officer or director learning of any unauthorized disclosure or use of the IDX Licensed Technology or the Allscripts Products and (iv) reasonably cooperate with the other party to cure any unauthorized disclosure or use of the IDX Licensed Technology or the Allscripts Products. IDX agrees that ChannelHealth's use and distribution of the IDX Licensed Technology pursuant to and in accordance with the terms of this Agreement shall not be a violation of this Section 10.1.

10.2 Non-Confidential Information. The term "Confidential Information" shall not include any information: (i) which at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the receiving party); (ii) is independently developed by the receiving party, without reference to or use of, the Confidential Information of the other party; (iii) was known by the receiving party as of the time of disclosure without a breach of confidentiality; (iv) is lawfully learned from a third party not under obligation to the disclosing party; or (v) is required to be disclosed pursuant to a subpoena, court order or other legal process, whereupon the receiving party shall provide prompt written notice to the other party prior to such disclosure.

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11.  GENERAL

11.1 Force Majeure. Except as expressly provided to the contrary in this Agreement, neither party shall be liable to the other for any delay or failure to perform due to causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of any such delay.

11.2 Non-revocation. The licenses, immunities, authorities and agreements set forth in Sections 3 and 5 hereof, once effective, are not terminable, cancelable, or revocable.

11.3 Notices. Wherever under this Agreement one party is required or permitted to give notice to the other, such notice shall be deemed given when delivered in hand, when telecopied or faxed and receipt confirmed, when sent by overnight courier service to the address specified below, or when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

     (a)  if to IDX:

          IDX Systems Corporation
          1400 Shelbourne Road
          South Burlington, VT 05043
          Attention:  President
          Facsimile: (802) 862-6351

          with a copy to:  General Counsel at same address

     (b)  if to ChannelHealth

          ChannelHealth Incorporated
          25 Green Mountain Drive
          P. O. Box 8370
          Burlington, VT  05402-8370
          Attention:  Jeffrey J. McMahan
          Facsimile: (802) 865-1197

          with copies to:

          Allscripts Healthcare Solutions, Inc.
          2401 Commerce Drive
          Libertyville, Illinois  60048
          Attention:  President
          Facsimile:  (847) 680-3721

          and

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            Weil, Gotshal & Manges LLP
            700 Louisiana, Suite 1600
            Houston, Texas 77002
            Attention: Steven D. Rubin
            Facsimile: (713) 224-9511

      Either party hereto may from time to time change its address for notification purposes by giving the other written notice of the new address and the date upon which it will become effective.

11.4 Governing Law. This Agreement shall be governed by, subject to, and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

11.5 Severability. In the event any provision hereof shall be deemed invalid or unenforceable by any court or governmental agency, such provision shall be deemed severed from this Agreement and replaced by a valid provision which approximates as closely as possible the intent of the parties. All remaining provisions shall be afforded full force and effect.

11.6 No Waiver. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

11.7 Further Assurances and Documents. IDX and ChannelHealth shall take all actions and do all things, including without limitation the execution and delivery of instruments and documents, necessary to effectuate the purposes and intent of this Agreement.

11.8 Independent Contractor. In performance of this Agreement, each party is acting as an independent contractor. Personnel supplied by a party hereunder are not the other party's personnel or agents, and each party assumes full responsibility for their acts. Each party shall be solely responsible for the payment of compensation to its employees and subcontractors assigned to perform services hereunder, and such employees and subcontractors shall be informed that they are not entitled to the provision of any employee benefits of the other party. Neither party shall be responsible for payment of workers' compensation, disability benefits, unemployment insurance or for withholding income taxes and social security for any employee or subcontractor of the other.

11.9 Personnel Rules and Regulations. The personnel and subcontractors of each party hereto shall comply with the other party's security regulations particular to each work location, including any procedures which such party's personnel and other consultants are normally asked to follow. Personnel and subcontractors, when deemed appropriate by a party, shall be issued visitor identification cards. Each such card will be surrendered by such personnel and subcontractors upon demand of a party. Unless otherwise agreed to by the parties, the personnel and

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

       subcontractors of a party shall observe the working hours, working rules and holiday schedules of the other party while working on the other party's premises.

11.10 Assignment. This Agreement shall be binding upon the parties and their respective successors, representatives and permitted assigns and their Affiliates, respectively. Neither party may assign this Agreement without the prior written consent of the other party, except that either party hereto may assign its rights hereunder to an Affiliate of such party and either party may, without the consent of the other party, assign and delegate this Agreement and its rights and obligations hereunder in connection with a merger, consolidation or sale of substantially all of its assets (which sale shall include the assignment and assumption of all rights and obligations under the License Agreement); provided, however,
                                                             --------  -------
       that such assignee or transferee shall assume all obligations of the assigning or transferring party and any such assignment shall not relieve the assigning or transferring party of its obligations hereunder.

11.11 Availability of Records. IDX and ChannelHealth agree that the Secretary of the Department of Health and Human Services (the "Secretary") and the Comptroller General of the United States, or the designee or duly authorized representative of either of them, shall have access to all books and records of each party pertaining to the subject matter of this Agreement and the provisions of services under it, in accordance with the criteria presently or hereafter developed by the Department of Health and Human Services as provided in Section 952 of the Omnibus Reconciliation Act of 1980 (the "Act"). Upon request of the Secretary, the Comptroller General, or the designee or authorized representative of either of them, IDX and ChannelHealth shall make available (at reasonable times and places during normal business hours) this Agreement, and all books, documents and records of IDX and ChannelHealth that are necessary to verify the nature and extent of the costs of the services provided by IDX or ChannelHealth furnished in connection with this Agreement. Notwithstanding the foregoing provisions, the access to the books, records and documents of IDX and ChannelHealth and any related organization provided for herein shall be discontinued and become null and void upon a finding by a court or quasi-judicial body of competent jurisdiction that this Agreement is outside the scope of the regulatory or statutory definition of those contracts and agreements included within the purview of Section 952 of the Act or the rules and regulations promulgated thereunder.

11.12  Survival.  Section 10 shall survive the termination of this Agreement.

11.13 Entire Agreement. This Agreement constitutes the entire sum of changes of any kind or nature to the License Agreement, and there are no changes, representations, warranties, covenants or obligations of any kind except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understanding, negotiations and discussions, written or oral, of the parties hereto, relating to any transaction contemplated by this Agreement. There have been no changes to any other agreement entered in to in connection with the License Agreement, unless reduced to writing and made a part of an addendum to such other agreement. Except as otherwise especially provided herein, nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

11.14 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.15 Amendments. This Agreement may be amended only in writing executed by the parties affected by such amendment.

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

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement the date and year first written above by their fully authorized representatives.


IDX SYSTEMS CORPORATION                      CHANNELHEALTH INCORPORATED



By:   /s/ Robert W. Baker, Jr.               By:  /s/ Robert W. Baker, Jr.
   ------------------------------------         --------------------------------
   Robert W. Baker, Jr.                         Robert W. Baker, Jr.
   Vice President and General Counsel           Vice President

                                  SCHEDULE 1

                                  DEFINITIONS

"Allscripts" means Allscripts Healthcare Solutions, Inc., a Delaware corporation.

"Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

"Agreement" means this Amended and Restated Cross License and Software Maintenance Agreement, including all schedules, exhibits another items attached hereto and incorporated by reference herein.

"Allscripts Products" means the products and services (i) offered by Allscripts as more fully described in the Development Plan, (ii) the Physician Channel Products as of the Closing Date and (iii) all of the products and services to be developed as set forth under the Development Plan.

"ChannelHealth" means Channelhealth Incorporated, a Delaware corporation, its successors and assigns, and any other entity which, as of the Closing, Controls, is Controlled by, or is under common Control with ChannelHealth.

"ChannelHealth Licensed Technology" means (i) the object and Source Code for the ChannelHealth Works, (ii) ChannelHealth Updates, (iii) the standard, published editions of textual and graphical works, in whatever form, intended to instruct users in the use of ChannelHealth Works, and published by ChannelHealth from time to time during the ChannelHealth Support Term, and (iv) the intellectual property rights of ChannelHealth, including without limitation patent rights and copyrights, embodied or contained in the items named in clauses (i) through
(iii).

"ChannelHealth Maintenance" means services to correct errors found in the ChannelHealth Works and delivered during the ChannelHealth Support Term.

"ChannelHealth Support Term" means the period commencing with the Effective Time and ending on the expiration of the Initial Term of the Strategic Alliance Agreement or later if renewed as set forth in this Agreement.

"ChannelHealth Updates" means all additions, corrections, and modifications to the ChannelHealth Works provided as part of ChannelHealth Maintenance and all standard new releases, new versions, and updates to the ChannelHealth Works delivered by ChannelHealth to its customers generally as part of the ChannelHealth Works during the ChannelHealth Support Term.

"ChannelHealth Works" means the products and works of ChannelHealth known as "WebWorks Task Engine," "Task Engine Database," "My Health" and "Patient Messaging" (also known as Secure Messaging).

"Clinical Management System" or "CMS" means the product formerly marketed by IDX under the trademark of "CMS" or "Clinical Management System," including its predecessor product known as "CRS."

"Closing" means the closing of the acquisition by Allscripts of all of the issued and outstanding capital stock of ChannelHealth pursuant to the Merger Agreement.

"Closing Date" means the date on which the Closing occurs.

"ConnectR" means the product currently marketed by IDX under the trademark "ConnectR."

"Core Application" means any software application expressly designed to automate the business processes of physician billing, physician scheduling, managed care contract administration, hospital clinical practice, hospital patient administration, or hospital billing, including by way of example and not in limitation, as embodied in the products currently marketed by IDX under the trademarks "IDXtendR," "IDXSite" and "LastWord."

"Development Plan" has the meaning specified in Section 4 of the Strategic Alliance Agreement.

"DietSite" means the product consisting of the World Wide Web site on the Internet at www.dietsite.com, and all content and services available therein,
            ----------------
and all future versions thereof.

"Direct Competitor of IDX" means any Person that develops or markets any Core Application.

"Distribution Partner" means any Person that has the right to distribute, resell, sublicense, license, sell or otherwise provide a party's products or services, including by way of example and not in limitation, any reseller, distributor, licensee, customer, contractor, service provider, outsourcing vendor or other information technology company.

"eCommerce Channel" means the service currently marketed by IDX under the service mark "eCommerce Channel."

"Effective Time" means the time of completion of the Closing.

"Enterprise Index" means the product currently marketed by IDX under the trademark of "Enterprise Index."

"IDX Database Information" means information concerning the file structure or definition of any IDX Products that would be necessary or useful in using Integration Methods.

"IDX Licensed Technology" means (i) the IDX Software, including the object and Source Code therefor, as of the Reference Date, (ii) IDX Software Updates, (iii)

Integration Methods as of the Reference Date, and (iv) the intellectual property rights of IDX, including without limitation patent rights (including patent rights owned by IDX with claims in part or wholely directed to inventions embodied in, or necessary to implement and practice the Physician Channel alone, or in combination with any other product or service, invented by former IDX employees that are now ChannelHealth employees), copyrights, and trade secrets embodied or contained in the items named in clauses (i) through (iii).

"IDX Names and Marks" means trade names, trademarks, service names and service marks used by IDX in marketing any of its products and services.

"IDX Products" means all products and services offered by IDX from time to time during the term of this Agreement, whether or not described in the License Agreement or the Strategic Alliance Agreement, including without limitation all
(i) computer software and (ii) computerized or automated products, services, processes, systems, and methods of any kind or nature.

"IDX Software" means (i) the Web FrameWork, (ii) ConnectR, (iii) OutReach, (v) CMS, (v) Enterprise Index, and (vi) the standard, published editions of textual and graphical works, in whatever form, intended to instruct users in the use of the software products named in clauses (i) through (vi) and published by IDX from time to time during the IDX Support Term.

"IDX Software Maintenance" means services to correct errors found in the IDX Software, except CMS and OutReach, and delivered during the IDX Support Term as set forth in this Agreement.

"IDX Software Updates" means all additions, corrections, and modifications to the IDX Software provided as part of IDX Software Maintenance and all standard new releases, new versions, and updates to the IDX Software delivered by IDX to its customers generally as part of the IDX Software during the IDX Support Term. IDX Software Updates include New Enabling Technologies only to the extent necessary to achieve compatibility between IDX Products and ChannelHealth Works.

"IDX Support Term" means the period commencing with the Effective Time and ending on the expiration of the Initial Term of the Strategic AllianceAgreement or later if renewed as set forth in this Agreement.

"Integration Method" means any method using any programmatic or computerized means, such as a program or data interface (including without limitation OutReach and ConnectR), for extracting or adding to any databases included in any IDX Product or exchanging any data between any IDX Product and any ChannelHealth Product.

"Merge" means the process of merging all or a portion of existing software or documentation into other software or documentation or adding to existing software or documentation so that the resulting software or documentation contains functionality that is substantially more or different from that of the existing software or documentation. For purposes of illustration, the IDX Software shall be deemed to have been Merged into the ChannelHealth Division Works.

"Merger Agreement" means the Agreement and Plan of Merger, dated as of July 13, 2000, by and among Allscripts (formerly named Allscripts Holding, Inc.), Allscripts, Inc., Bursar Acquisition, Inc., Bursar Acquisition No. 2, Inc., IDX and ChannelHealth.

"New Enabling Technologies" means tools and other means for building products and integration methods (similar to the Integration Methods) developed by IDX and incorporated by IDX into IDX Software Updates after the Effective Time. Examples of New Enabling Technologies that may at IDX's election be embodied in IDX Software Updates are the items currently referred to by IDX as "IDX Objects," "IDXml," and "Tabasco."

"OutReach" means the product currently marketed by IDX under the trademark "OutReach."

"Patient Channel" means the service currently marketed by ChannelHealth under the service mark "Patient Channel."

"Person" means any individual, partnership, firm, corporation, association, trust, limited liability company, limited liability partnership, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

"Physician Channel" means the service currently marketed by ChannelHealth under the service mark "Physician Channel" and the technical components consisting of CMS, EdiXpress, ChangeWorks, DocWorks, ResultWorks, WebWorks, OrderWorks, NoteWorks, MedWorks, Physician Homebase and "Project PotatoHead."

"Reference Date" means January 1, 2000.

"Source Code" means the human readable programming statements comprising software, together with such available programmer notes, specifications, schematics, file definitions (including without limitation IDX Database Information) and other documentation that would be necessary for a programmer of ordinary skill to understand, use and Merge the IDX Software.

"Strategic Alliance Agreement" means that certain agreement entitled "Strategic Alliance Agreement" by and between Allscripts and IDX executed or intended to be executed on the Closing Date.

"Web FrameWork" means the product currently marketed by IDX under the trademark "IDX Web FrameWork" and as more fully described in the Development Plan.

                                 EXHIBIT 3.4.1

                                    FORM OF

                             COPYRIGHT ASSIGNMENT

     For good and valuable consideration, receipt of which is hereby acknowledged, the below-named Assignor has assigned and does hereby assign and transfer to CHANNELHEALTH INCORPORATED, a Delaware corporation with offices at 25 Green Mountain Drive, South Burlington, Vermont 05403 ("Assignee", herein), Assignor's entire right, title and interest in and to any and all Copyrights in those certain software products known as "Clinical Management System" and "Physician Channel" (as defined in the Amended and Restated Cross License and Software Maintenance Agreement by and between Assignor and Assignee dated January 8, 2001), and any and all modules, portions, works of authorship, computer programs, code, databases, programmer notes, documentation, Moral Rights or other works contained therein or related thereto (the "Works").

     For purposes herein, "Copyrights" includes all copyrights throughout the world including all extensions, renewals and continuations thereof, whether common law, statutory or otherwise, in the Works, together with the exclusive right to obtain and register the copyright and to renew copyright protection in the Works, whether in the name of the Assignee or otherwise, and the right to bring suit thereunder. For purposes herein, the term "Moral Rights" includes, without limitation, the right to be known as the author, the right to object to any alterations to a work, the right to prevent others from being named as the author of a work, the right to prevent others from falsely attributing to one the authorship of work that one has not in fact written, the right to prevent others from making deforming changes in a work, the right to withdraw a published work from distribution if it no longer represents the views of the author, and the right to prevent others from using a work or the author's name in such a way as to reflect on the author's professional standing. Assignor furthermore waives and agrees never to assert any Moral Rights assignor may have in the Works.

     Assignor agrees that on request and without further consideration, but at the expense of Assignee, Assignor will communicate to the Assignee or its representatives or nominees any facts known to the Assignor respecting said Copyrights, and will testify in any legal proceeding, sign all lawful papers, execute all applications and confirmations, make all rightful oaths and generally do everything possible to aid the Assignee, its successors, assigns and nominees to obtain, maintain, perfect, and enforce rights in the Copyrights.

     Signed and sealed this 8/th/ day of January, 2001.

Print or type Assignor's name and address:    SIGNATURE (NOTARIZED)

IDX INVESTMENT CORPORATION                    By   /s/ Robert W. Baker, Jr.
-------------------------------                 --------------------------------
1400 Shelburne Road
-------------------------------
South Burlington, Vermont 05403               If Assignor is an entity other
-------------------------------
individual,                                   than an

_______________________________               provide name and title of person
signing:

_______________________________               NAME: Robert W. Baker, Jr.

_______________________________               TITLE: Vice President

STATE OF VERMONT

COUNTY OF CHITTENDEN

     On this 8/th/ day of January, 2001, before me personally appeared Robert W. Baker, Jr. personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same of his own free will for the purposes therein set forth.

Notary Public
(Notary's Seal)

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